Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On March 25, 2017, Sealed Air Corporation (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Diamond (BC) B.V. (“Buyer”), an entity advised by Bain Capital Private Equity, providing for the sale of the Company’s Diversey Care division and the food hygiene and cleaning business within the Company’s Food Care division (collectively, “Diversey”). On September 6, 2017, the Company completed the sale of Diversey to Buyer for approximately $3.2 billion.

Beginning in the first quarter of fiscal year 2017, the historical financial results of Diversey were reflected in the Company’s condensed consolidated financial results as discontinued operations. To provide a better understanding of the impact of the sale of Diversey, the following unaudited pro forma condensed consolidated financial information is presented to reflect how the sale of Diversey might have affected the historical financial statements had the transaction been consummated at an earlier date. Gross proceeds of $3.2 billion from the sale of Diversey have not been applied to pay down debt or repurchase shares in the accompanying financial statements.

The following unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2017 and the year ended December 31, 2016, as well as the pro forma condensed consolidated balance sheet as of June 30, 2017 (collectively, the “Pro Formas”), have been derived from the Company’s historical consolidated financial statements. The unaudited pro forma condensed consolidated statements of operations have been prepared as if the sale of Diversey had occurred on January 1, 2016 (the first day of fiscal year 2016), while the unaudited pro forma condensed consolidated balance sheet has been prepared as if the sale of Diversey occurred on June 30, 2017. The Pro Formas and the accompanying notes should be read together with the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission (the “SEC”) on February 15, 2017 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, filed with the SEC on August 9, 2017.

The Pro Formas do not purport to represent what the Company’s financial position and results of operations would have been had the sale of Diversey occurred on the dates indicated or to project financial performance for any future period or as of a future date. In addition, the Pro Formas are based on currently available information and certain assumptions that the Company believes are reasonable, and are provided for illustrative and informational purposes only. The Pro Forms conform to Generally Accepted Accounting Principles in the United States of America (“U.S. GAAP”). The Pro Formas have been prepared to reflect adjustments to the Company’s historical annual and interim consolidated financial statements that are (1) directly attributable to the sale of Diversey; (2) factually supportable; and (3) with respect to the unaudited pro forma condensed consolidated statements of operations, expected to have a continuing impact on the Company’s results of operations.

SEALED AIR CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Six Months Ended June 30, 2017
(In millions, except per share data)	As reported (a)	Pro Forma Adjustments		Pro Forma Revised
Net sales	$2,102.5			$2,102.5
Cost of sales	1,421.8			1,421.8

Gross profit	680.7			680.7
Selling, general and administrative expenses	397.6			397.6
Amortization expense of intangible assets acquired	6.1			6.1
Restructuring and other charges	3.9	(0.9	)(b)	3.0

Operating profit	273.1	(0.9)		272.2
Interest expense	(99.7)			(99.7)
Other expense, net	(6.2)			(6.2)

Earnings from continuing operations before income tax provision	167.2	(0.9)		166.3
Income tax provision	192.5	(0.3	)(b)	192.2

Net loss from continuing operations	(25.3)	(0.6)		(25.9)
Net earnings from discontinued operations, net of tax	69.9	(69.9	)(c)	—

Net (loss) earnings available to common stockholders	$44.6	$(70.5)		$(25.9)

Basic:
Continuing operations	$(0.13)	$—		$(0.13)
Discontinued operations	0.36	(0.36)		—

Net (loss) earnings per common share — basic	$0.23	$(0.36)		$(0.13)

Diluted:
Continuing operations	$(0.13)	$—		$(0.13)
Discontinued operations	0.36	(0.36)		—

Net (loss) earnings per common share — diluted	$0.23	$(0.36)		$(0.13)

Dividends per common share	$0.32			$0.32

Weighted average number of common shares outstanding:
Basic	192.9			192.9

Diluted	195.3			195.3

SEALED AIR CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Year Ended December 31, 2016
(In millions, except per share data)	As reported (d)	Pro Forma Adjustments (e)		Pro Forma Revised
Net sales	$6,778.3	$(2,567.0)		$4,211.3
Cost of sales	4,246.7	(1,440.3)		2,806.4

Gross profit	2,531.6	(1,126.7)		1,404.9
Selling, general and administrative expenses	1,604.5	(848.8)		755.7
Amortization expense of intangible assets acquired	94.9	(79.9)		15.0
Restructuring and other charges	13.2	(10.4	)(b)	2.8

Operating profit	819.1	(187.6)		631.4
Interest expense	(213.1)	13.7		(199.4)
Foreign currency exchange loss related to Venezuelan subsidiaries	(3.4)	1.7		(1.7)
Charge related to Venezuelan subsidiaries	(46.0)	(1.3)		(47.3)
Loss on debt redemption and refinancing	(0.1)	—		(0.1)
Loss on sale of business, net	(1.8)	—		(1.8)
Other income, net	11.2	(4.4)		6.8

Earnings before income tax provision	565.9	(177.9)		387.9
Income tax provision	79.5	16.1	(b)	95.6

Net earnings available to common stockholders	$486.4	$(194.0)		$292.3

Net earnings per common share:
Net earnings per common share — basic	$2.49			$1.50

Net earnings per common share — diluted	$2.46			$1.48

Dividends per common share	$0.61			$0.61

Weighted average number of common shares outstanding:
Basic	194.3			194.3

Diluted	197.2			197.2

SEALED AIR CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

	June 30, 2017
(In millions)	As Reported (a)	Pro Forma Adjustments		Pro Forma Revised
ASSETS
Current assets:
Cash and cash equivalents	$243.0	$3,036.3	(f)	$3,279.3
Trade receivables, net	310.3			310.3
Income tax receivables	15.9			15.9
Other receivables	77.3			77.3
Inventories, net	532.1			532.1
Assets held for sale	3,016.4	(3,015.7	)(g)	0.7
Prepaid expenses and other current assets	251.9			251.9

Total current assets	4,446.9	20.6		4,467.5
Property and equipment, net	926.7			926.7
Goodwill	1,889.1			1,889.1
Intangible assets, net	41.0			41.0
Deferred taxes	129.7			129.7
Other non-current assets	193.5			193.5

Total assets	$7,626.9	$20.6		$7,647.5

LIABILITIES AND INVESTED EQUITY
Current liabilities:
Short-term borrowings	$358.0			$358.0
Current portion of long-term debt	297.5			297.5
Accounts payable	646.7			646.7
Current liabilities held for sale	1,293.6	(1,293.6	)(g)	—
Accrued restructuring costs	29.7			29.7
Other current liabilities	444.5	0.3	(b)	444.8

Total current liabilities	3,070.0	(1,293.3)		1,776.7
Long-term debt, less current portion	3,790.1			3,790.1
Deferred taxes	4.4			4.4
Other non-current liabilities	422.9			422.9

Total liabilities	7,287.4	(1,293.3)		5,994.1

Equity:
Total equity	339.5	1,313.9	(h)	1,653.4

Total liabilities and invested equity	$7,626.9	$20.6		$7,647.5

SEALED AIR CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following is a summary of the pro forma adjustments reflected in the unaudited pro forma condensed consolidated financial statements:

(a)	Reflects the Company’s condensed consolidated statement of operations from continuing operations and condensed consolidated balance sheet as disclosed in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 9, 2017 for the quarter ended June 30, 2017.

(b)	Represents the reclassification of restructuring expenses from continuing operations to discontinued operations based on the most recently available information. For the six months ended June 30, 2017, the impact was $0.9 million (approximately $0.6 million net of taxes) and did not materially impact net earnings per common share. As of June 30, 2017 this increased other current liabilities by $0.3 million related to income tax payable. For the year ended December 31, 2016, the impact was $1.9 million (approximately $1.6 million net of taxes) and had an impact of $0.01 per share on basic and diluted net earnings per common share.

(c)	Represents the elimination of revenue and expenses associated with Diversey for the six months ended June 30, 2017.

(d)	Reflects the Company’s consolidated statement of operations as disclosed in the Company’s Annual Report on Form 10-K filed with the SEC on February 15, 2017 for the year ended December 31, 2016.

(e)	Represents the elimination of revenue and expenses associated with Diversey for the year ended December 31, 2016.

(f)	Represents the receipt of cash of $3.0 billion at the closing of the sale of Diversey on September 6, 2017, which was net of the Buyer’s assumption of debt and other liabilities of approximately $200 million.

(g)	Represents the elimination of assets and liabilities associated with Diversey as of June 30, 2017.

(h)	Reflects the net impact of items noted above. No adjustment has been made to the sale proceeds to give effect to any potential post-closing adjustments under the terms of the Purchase Agreement.